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                                                                     EXHIBIT 4.2


                           WARRANT TO PURCHASE SHARES
                         OF SERIES E PREFERRED STOCK OF

                         U.S. MEDICAL INSTRUMENTS, INC.



         1. NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT. Subject to the terms and conditions herein set forth, G.C. Investments, L.L.C. (the "Purchaser") or its assignee(s) in accordance with the terms hereof, is entitled to purchase from U.S. Medical Instruments Inc., a California corporation (the "Company"), at any time until January 31, 1998, One Hundred Six Thousand Six Hundred Sixty Seven (106,667) shares (which number of shares is subject to adjustment as described below) of fully paid and nonassessable shares of Series E Preferred Stock ("Stock") of the Company upon surrender hereof at the principal office of the Company and, at the election of the holder hereof, upon either payment of the purchase price at said office in cash or by check or the cancellation of any present or future indebtedness from the Company to the holder hereof in a dollar amount equal to the purchase price of the Stock for which the consideration is being given. Subject to adjustment as hereinafter provided, the purchase price of one share of Stock (or such securities as may be substituted for one share of Stock pursuant to the provisions hereinafter set forth), referred to herein as the "Warrant Price", is $7.50.

         2. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) ADJUSTMENT FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. In case at any time or from time to time on or after the date hereof the holders of the Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed from the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of Such Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this paragraph 2.
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Where   X =     the number of shares of Stock to be issued to the Purchaser,

        Y = the number of shares of Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation),

        A = the fair market value of one share of the Company's Stock (at the date of such calculation), and

        B =     the Warrant Price (as adjusted to the date of such calculation).

        For purposes of the above calculation, fair market value of one share of Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Stock at the time of such exercise, fair market value shall mean the average over the preceding twenty (20) trading days (or such fewer number of days as such public market has existed) of the mean of the high closing bid and asked prices on the over-the-counter market as reported by Nasdaq, or if then traded on a national securities exchange or the Nasdaq National Market, the average over the preceding twenty (20) trading days (or such fewer number of days as the Stock has been so traded) of the mean of the high and low prices on the principal national securities exchange or the National Market on which it is so traded.

        7. TERM OF WARRANT. This Warrant expires and shall no longer be exercisable as of 11:59 p.m. Pacific standard time, January 31, 1998, and shall be void thereafter.

        8. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided. the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

        9. TRANSFER OF WARRANT. This Warrant may be freely transferred or assigned by the Purchaser in whole or in part, subject to compliance with all federal and state securities laws by the transferor and the transferee.

        10. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

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        11. COMPLIANCE WITH SECURITIES LAWS. The Purchaser of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Series E Preferred Stock to be issued upon exercise hereof are being acquired solely for the Purchaser's own account and not as a nominee for any other party, and (or investment, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any shares of Series E Preferred Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Upon exercise of this Warrant, the Purchaser shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Series E Preferred Stock so purchased are being acquired solely for the Purchaser's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

        This warrant and all shares of Series E Preferred Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

        THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OF SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

        12. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only be an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.


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        13. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on January 31, 1998.

        ISSUED this 31st day of January, 1995


                                 U.S. MEDICAL INSTRUMENTS, INC.


                                 By: /s/ Matthew S. Mazur
                                     ---------------------------------
                                     Matthew S. Mazur, President







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                                   EXHIBIT A

                          NOTICE OF INTENT TO EXERCISE
                  (To be signed only upon exercise of Warrant)

To:     U.S. MEDICAL INSTRUMENTS, INC.

        The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________________________________ ( ) shares of Stock of U.S. Medical Instruments, Inc. and herewith makes payment of ___________________ ($__________________) thereof, and requests that the certificates for such shares be issued in the name of, and delivered to _______________________ _____________ , whose address is ______________________.

        The undersigned represents that it is acquiring such Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

        DATED:  ________

                                         G.C. Investments, L.L.C.

                                         By: ________________________________
                              Address:       ________________________________
                                             ________________________________
                                             ________________________________